Net Power Reports First Quarter 2025 Results
and Provides Business Update

DURHAM, N.C.--(BUSINESS WIRE)—May 12, 2025--Net Power Inc. (NYSE: NPWR) (“Net Power” or the “Company”) today announced its financial and operational results for the first quarter ended March 31, 2025.

•Maintained strong liquidity: Exited the quarter with over $500 million in cash, cash equivalents and investments, which are expected to fund technology development and testing for the Company’s proprietary clean power plant design.

•Continued Project Permian’s (SN1) cost reduction initiative: At Project Permian, Net Power’s planned first-of-a-kind commercial-scale facility, post-FEED work is ongoing to identify potential cost savings to deliver a financeable first commercial project. The Company is prudently advancing low-cost, project related activities, such as permitting and community engagement, while integrating advanced engineering solutions into project development to enhance overall efficiency.

•Progressed modular multi-unit feasibility study: Continued an advanced design and engineering study for a standardized, modular multi-unit plant to further reduce future project costs and meet market demand for larger generation capacity, with a goal of establishing a credible pathway to deliver a highly competitive levelized cost of energy (LCOE).

•Advanced the equipment validation testing at La Porte demonstration facility: Both Phases 1 and 2 are expected to be completed in 2025, in line with prior expectations. Despite unplanned downtime for site repairs, which are currently underway, Phase 1 testing is expected to resume in the second quarter. Preparations are underway for testing Phases 3 and 4, expected to be completed in 2026 and 2027 utilizing existing balance sheet capital.

“With our refreshed leadership team and highly talented workforce, we continue to make progress every day to deliver clean, firm power ahead of the competition,” said Danny Rice, President & Chief Executive Officer of Net Power. “I’m especially pleased with the early progress we’ve made identifying potential cost reductions for Project Permian that should help counter the inflationary pressures seen across the entire power sector. Our liquidity position is expected to carry us through testing at our La Porte demonstration facility, uniquely positioning Net Power to be one of the few solutions available this decade to meet the world’s growing need for clean, reliable power.”

Conference Call

Net Power will host a conference call to share first quarter 2025 results and related matters beginning at 8:30 AM ET on Tuesday, May 13. To access the live audio webcast of the conference call, please visit Net Power’s investor relations website at ir.netpower.com. To participate by phone, dial 877-407-8014 (domestic) or +1 201-689-8053 (international).

An archived webcast will be available following the call.

About Net Power

Net Power (NYSE: NPWR) is an energy technology company developing its proprietary Net Power Cycle, which transforms natural gas into clean, reliable and affordable power. The Company is on a mission to deploy its utility-scale plants across the world by partnering with electricity generators, energy producers, technology providers, local communities, and other stakeholders. Net Power was founded in 2010 and has offices in Durham, North Carolina (HQ) and Houston, Texas.

Cautionary Note Regarding Forward-Looking Statements and Projections

Certain statements in this release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, each as amended. Forward-looking statements provide current expectations of future events and include any statement that does not directly relate to any historical or current fact. Words such as “anticipates,” “believes,” “expects,” “intends,” “plans,” “projects,” or other similar expressions may identify such forward-looking statements. Forward-looking statements may relate to the development of Net Power’s technology, the anticipated demand for Net Power’s technology and the markets in which Net Power operates, the timing of the deployment of plant deliveries, and Net Power’s business strategies, capital requirements, potential growth opportunities and expectations for future performance (financial or otherwise). Forward-looking statements are based on current expectations, estimates, projections, targets, opinions and/or beliefs of the Company, and such statements involve known and unknown risks, uncertainties and other factors. Actual results may differ materially from those discussed in forward-looking statements as a result of factors, risks and uncertainties over which Net Power has no control. These factors, risks and uncertainties include, but are not limited to, the capital-intensive nature of Net Power’s business model, which will likely require Net Power to raise additional capital in the future; Net Power’s ability to adequately control or accurately predict the costs associated with its projects and the development and deployment of its technology; barriers that Net Power may face in its attempts to deploy and commercialize its technology; the complexity of the machinery Net Power relies on for its operations and development; potential changes and/or delays in site selection and construction that result from regulatory, logistical, and financing challenges; Net Power’s ability to establish and maintain supply relationships; risks related to Net Power’s arrangements with third parties for the development, commercialization and deployment of its technology; risks related to strategic investors and partners; Net Power’s ability to successfully commercialize its operations; the availability and cost of raw materials; the impact of potential delays in discovering manufacturing and construction issues; the possibility of damage to Net Power’s facilities as a result of natural disasters; the ability of commercial plants using Net Power’s technology to efficiently provide net power output; Net Power’s ability to obtain and retain licenses; Net Power’s ability to establish an initial commercial scale plant; governmental regulations or actions; legal proceedings; and other risks and uncertainties described under the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in Net Power’s Annual Report on Form 10-K for the year ended December 31, 2024, its subsequent quarterly reports on Form 10-Q, and in its other filings made with the SEC from time to time, which are available via the SEC’s website at www.sec.gov. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Net Power assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Net Power does not give any assurance that it will achieve its expectations.

Investor Relations Contact:

investors@netpower.com

Media Contact:

media@netpower.com